Media Contact:	Investor Contact:
Jodi Guilbault MIPS Technologies, Inc. +1 650-567-5035 jodi@mips.com	Deborah Stapleton Stapleton Communications Inc. +1 650 470-0200 ir@mips.com

MIPS Technologies Reports Second Quarter Fiscal 2007 Revenue and Stock Option Investigation Update

Revenue up 27 percent over Q2 Fiscal 2006

MOUNTAIN VIEW, Calif. Jan. 24, 2007 — MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications, today reported revenue results for its second quarter of fiscal 2007, ended Dec. 31, 2006 and also provided an update on the investigation of historical stock-based compensation practices by a special committee of independent directors.

Second Quarter Revenue
Revenue in the second quarter was $20.8 million, an increase of 6 percent over the prior quarter revenue of $19.7 million, and an increase of 27 percent from the $16.4 million in revenue reported in the second fiscal quarter a year ago.

Revenue from royalties was $11.2 million, compared with $11.2 million in the prior quarter and an increase of 25 percent from the $8.9 million reported in the second quarter a year ago. Contract revenue was $9.6 million, an increase of 13 percent from the $8.5 million reported in the prior quarter and an increase of 29 percent from the $7.4 million reported in the second quarter a year ago.

As previously announced, MIPS formed a special committee of independent members of its board of directors to review the company’s historical option grant practices and the company’s accounting for its option grants. Therefore, MIPS is not releasing second quarter fiscal 2007 earnings at this time. See below for an update on the internal investigation.

“We reported the highest total quarterly revenue in almost six years, driven by our strong licensing performance,” said John Bourgoin, president and CEO. “We signed nine new license agreements and added seven new customers in the quarter, with a strong presence worldwide, especially in Asia.”

“MIPS Technologies was well represented at the Consumer Electronics Show earlier this month, with more than two dozen customers showing MIPS-Based(TM) products. We have strong positions in the digital consumer electronics market and we believe we are well positioned for growth,” he said.

MIPS Technologies invites you to listen to management’s discussion of Q2 fiscal 2007 revenue results and guidance for Q3 fiscal 2007 in a live conference call today beginning at 1:45 p.m. Pacific time. The conference call number is 210-795-2680, and the replay number is 203-369-1915, which will be available for 7 days, beginning shortly after the end of the conference call. The password is MIPS. An audio replay of the conference call will be posted on the company’s website (www.mips.com/company/investor_relations) soon thereafter.

Stock Option Investigation and Restatement Update
An independent special committee of the board of directors has completed a four and one-half month investigation into the company’s stock option practices. The special committee has reached a determination that different measurement dates should have been used for computing compensation costs for certain historic stock option grants than those used in the preparation of the company’s historical financial statements. The findings are currently under review by the company and its independent auditors, and, therefore, the company has not determined the amount of additional non-cash charges for compensation expense and the related cash and non-cash tax adjustments that will be recorded. Nonetheless, the company has determined that its historical financial statements included in reports that it has previously filed with the Securities and Exchange Commission (“SEC”) will need to be restated. The special committee found no basis to conclude that there was any intentional misconduct by current management.

As previously announced, the company was granted a hearing with the Nasdaq Listing Qualification Panel (the “Panel”) which was held on November 9, 2006, in which the company’s management presented its plan to regain compliance with Nasdaq’s filing requirements with respect to the Annual Report on Form 10-K for fiscal 2006. Subsequently, on November 21, 2006, the company also provided the Panel with its plan to regain compliance with Nasdaq’s filing requirements with respect to the Form 10-Q for the quarter-end September 30, 2006. On December 26, 2006, the company received a written notification from the staff of the Nasdaq Stock Market stating that the Panel has granted the company’s request for continued listing on the Nasdaq Stock Market, subject to the condition that the company file its Form 10-K for the fiscal year-ended June 30, 2006 and any restatements by February 7, 2007 and Form 10-Q for the quarter-ended September 30, 2006 by February 21, 2007.

The company is focused on determining the amount of compensation charges, the resulting tax and accounting impact and which periods may require restatement and plans to file the 2006 Annual Report and Quarterly Report on Form 10-Q for the period end September 30, 2006 as soon as practicable after the restatement is completed. If we are not able to file these forms by the dates currently specified by Nasdaq, we will request a further extension.

Q2 FY2007 News Highlights:
From its founding more than 20 years ago, the MIPS(R) architecture has represented innovation and performance. Today, MIPS Technologies and its licensees continue to lead in system-performance and innovative solutions for established and emerging markets. With multiple design teams actively developing the architecture, hundreds of successful implementations throughout the world, and a vibrant ecosystem of third-party tools and software — MIPS continues to be at the core of the user experience.

Following are selected press release headlines from MIPS Technologies and the company’s licensees, systems vendors and third party providers.

NEC Licenses MIPS(R) 24KE(TM) Processor Family for Next-Generation Digital Home Solutions

Consumer Trendsetters Showcase MIPS Everywhere at CES 2007 MIPS-Based Combination HD/Blu-ray Disc Player from LG Electronics Wins Coveted “Best of CES” Award

MIPS Technologies Unveils New SOC-it(R) Platform Strategy for MIPS-Based(TM) SoCs

Texas Instruments Selects MIPS32(R) 24Kc(TM) Processor Core for Low-Power IP Phone Solution

Open-Silicon Licenses MIPS32(R) 24Kc(TM) Pro Core and Virage LogicCore-Optimized
IP Kit for Future ASIC Development

SiCortex Inc. Licenses MIPS64(R) Architecture for Low-power, High-performance Teraflop Computing

Sunplus Licenses MIPS32(R) 24KE(TM) Pro Core from MIPS Technologies

TranSwitch(R)     Corporation Licenses MIPS32(R) 4KEc(R) Pro Processor Core to Reduce Development Costs, Speed Time-to-Market

FS2 Introduces Eclipse-based Navigator(TM) IDE For MIPS Technologies’ SOC-it(R) Platform

RMI(R) Records the Shipment of One Million MIPS-Based(TM) Processors to Networking, Security, Wireless and Consumer Markets

MIPS Technologies Licensees Take Top Honors at FSA Awards
Atheros, Broadcom, Cavium and Wintegra among Companies Recognized for Outstanding Achievement

CodeSourcery Joins MIPS(R) Alliance Program and Delivers GNU/Linux Prelinker for MIPS-Based(TM) Processors

MIPS Technologies Introduces MIPS-Verified(TM) Program to Authenticate Licensed MIPS-Based(TM) Products Worldwide

MIPS-Based Innovations and Highlights
Actions Semiconductor introduced its MIPS-Based Series 13 product family supporting full video and audio functionality on larger QVGA color displays

Advanced Micro Devices unveiled the industry’s first High-Definition TV (HDTV) digital cable tuner for Windows Vista(TM) with its MIPS-based ATI TV Wonder(TM) Digital Cable Tuner

LG Electronics announced the selection of Raza Microelectronics’ (RMI’s) MIPS-Based Alchemy Au1200 Processor for its LN 790 Portable Navigation Device with Multimedia Capabilities

NXP Semiconductors showcased its MIPS-Based SAA7164E and SAA7163E processors during CES 2007, the first in a family of PC TV processors for desktop and notebook multimedia PCs. Additionally, the company introduced and demonstrated a MIPS-Based STB225 development kit, the industry’s first high-definition IP set-top box (STB) platform with support for Microsoft Windows Embedded CE 6.0.

RMI unveiled two new MIPS-Based products for Portable Media Players and Personal Navigation Devices

Six of the top consumer electronics manufacturers are using the MIPS-Based Sigma Designs SMP8630 series of secure media processors to power their Blu-ray Disc players

Earlier this month at CES 2007, Zoran demonstrated new MIPS-Based digital camera designs and models from Nikon, Olympus, Pentax, Samsung, Sony and others using the COACH digital camera processor. The company also showcased MIPS-Based SupraHD(R) HDTV designs and STB products for Asia, Europe and North American markets.

Broadcom HDTV-on-a-chip promises simpler system

RMI’s Alchemy(TM) Au1200 Mobile Processor Receives DivX Portable Certification

Express Logic’s ThreadX(R) RTOS Gains MIPS(R) SDE Kernel-Aware Debug Support

Wind River and Cavium Networks provide Multi-core Device Software Optimization on OCTEON(tm) Multi-core MIPS64(R) Processors

Cavium Networks Introduces New OCTEON Plus Multi-core MIPS64(R) Processors with World’s Highest Networking, Wireless and Security Performance

RadiSys Introduces Industry’s first Gigabit Ethernet Solutions Based on Cavium Networks’ OCTEON(TM) Plus CN58XX Processors

Portwell Unveils KiLIN-6035 —Ideal Networking Platform with 16 GHz MIPS64(R)-Based Processor with Integrated Application Coprocessors

NetLogic Microsystems and Cavium Networks Collaborate to Offer a 20 Gigabits-per-Second Reference Solution

About MIPS Technologies
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores for digital consumer, networking, personal entertainment, communications and business applications. The company drives the broadest architectural alliance that delivers 32- and 64-bit embedded RISC solutions to the embedded market, and in combination with its licensees, offers the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products worldwide. MIPS Technologies licenses its intellectual property (IP) to today’s leading semiconductor companies, ASIC developers and system OEMs.

Today, MIPS-Based designs are integrated in millions of products around the world, including broadband devices from Linksys, digital cameras from Canon, DTVs and entertainment systems from Sony, DVD Recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco and laser printers from Hewlett Packard. Founded in 1998, MIPS Technologies is based in Mountain View, California, with offices worldwide. For more information, please contact (650) 567-5000 or visit http://www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding the restatement of historical financial statements. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance as to the length, cost, or outcome of the special committee’s review of historical option grant practices and the Company’s accounting for its option grants, or as to the potential impact of that review (including possible accounting impact and the outcome of shareholder litigation); our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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